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                                                               Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Plan; The 401(k) Plan; Allegheny Technologies Retirement Savings Plan; 401(k) Savings Account Plan for Employees of the Washington Plate Plant; and Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Technologies Incorporated of our report dated January 19, 2004 (except for Note 16, as to which the date is February 17, 2004 and except for Note 14, as to which the date is March 10, 2004), with respect to the consolidated financial statements of Allegheny Technologies Incorporated and Subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 13, 2004